UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On February 25, 2016, the majority stockholders of PositiveID Corporation (the “Company”) voted to approve and adopt a Certificate of Amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the Company’s authorized capital stock from 1,975,000,000 shares to 3,900,000,000 shares, such that the capital stock of the company will consist of 3,895,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Authorized Share Increase”).

On February 25, 2016, the Company filed the Amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware. A copy of the Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

On February 25, 2016, the Company held a Special Meeting of Stockholders (the “Special Meeting”). As of January 8, 2016, the record date (the “Record Date”), of the Special Meeting, there were 444,451,389 shares of our Common Stock outstanding, and 2,025 shares of Series I Preferred Stock, which are convertible into 83,697,425 shares of common stock, issued and outstanding (the “Series I Conversion Shares”). As each Series I Conversion Share has the equivalent of 25 votes on each matter submitted to stockholders, the holders of the Series I Preferred Stock have control of 2,092,435,623 voting shares. The Company’s majority stockholders consist of its CEO, acting CFO and Chairman, William J. Caragol, our President, Lyle L. Probst, and our three non-employee directors, Jeffrey Cobb, Michael Krawitz, and Ned L. Siegel (collectively, the “Majority Stockholders”). As of the Record Date, the Majority Stockholders held 4,673,390 shares of our common stock, par value $0.01 per share (the “Common Stock”), and 1,774 shares of our Series I Preferred Stock, par value $0.01 per share (the “Series I Preferred Stock”). As of the Record Date, the Company’s majority stockholders’ holdings represented approximately 72.8% of the total outstanding voting shares. The sole proposal submitted to a vote of the stockholders at the Special Meeting and the results of the voting on such proposal are noted below:

To approve and adopt a Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation, as amended, to increase the Company’s authorized capital stock from 1,975,000,000 shares to 3,900,000,000 shares, such that the capital stock of the Company will consist of 3,895,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share (the “Proposal”).

The Majority Stockholders voted unanimously in favor of the Proposal, either in person or via proxy at the Special Meeting, and it was approved. The Company did not solicit proxies for the Special Meeting and aside from the Majority Stockholders, no shareholders voted at the Special Meeting either in person or via proxy.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Seventh Certificate of Amendment to Second Amended and Restated Certificate of Incorporation, as Amended, of PositiveID Corporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: February 26, 2016	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer